Exhibit 10.2

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT, dated July 1, 2014, (the "Agreement"), is made by and between Covisint Corporation, a Michigan corporation (the "Company"), and Samuel M. Inman, III (the "Executive").
WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and
WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
WHEREAS, the Board wishes to assure stability and continuity of management and recognizes that organizational changes and that the possibility of such changes may adversely affect the retention of senior management personnel; and
WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances whether or not arising from the possibility of a Change in Control.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
1.     Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.
2.     Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2016; provided, however, that commencing on January 1, 2017 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than fifteen (15) months prior to the expiration of the then-current Term, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire twelve (12) months following the date on which such Change in Control occurred.

Exhibit 10.2

3.     Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the CIC Severance Payments, the Severance Payments and the other payments and benefits described herein. Neither CIC Severance Payments nor Severance Payments shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.
4.     The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, or (iii) the date of termination of the Executive's employment for any reason.

5.	Compensation Other Than CIC Severance Payments or Severance Payments.
5.1    If during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive experiences a separation from service from the Company by reason of the Executive's Disability.
5.2    If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

Exhibit 10.2

5.3    If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.
6.     CIC Severance Payments and Severance Payments.
6.1    Subject to Section 6.3 hereof, if the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("CIC Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (but only if a Change in Control occurs no later than six (6) months following the Executive's termination of employment) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (but only if a Change in Control occurs no later than six (6) months following the Executive's termination of employment) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (but only if a Change in Control occurs no later than six (6) months following the Executive's termination of employment).
(A)    In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to one times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive's target annual bonus under any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if

Exhibit 10.2

higher, the fiscal year in which occurs the first event or circumstance constituting Good Reason.
(B)    For the twelve month period immediately following the Date of Termination (the “COBRA Reimbursement Period”), the Company will reimburse Employee for Employee’s payments of premiums for COBRA continuation coverage as elected by Employee (the “COBRA coverage”), provided that Employee timely elects such COBRA coverage through the Company’s COBRA administrator and such COBRA coverage remains in effect during the COBRA Reimbursement Period.  Invoices for the COBRA coverage premiums will be mailed to Employee on a monthly basis. Within 30 days of receiving verification that Employee has paid the COBRA premiums, the Company will reimburse Employee in the amount of such premiums paid by the Employee during the COBRA Reimbursement Period.
(C)    Notwithstanding any provision of any annual incentive plan to the contrary, the Company shall pay to the Executive an amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion of Executives annual bonus to the Date of Termination of the Amount the Executive would have earned with respect to the year in which the Date of Termination occurs, calculated by multiplying the award that the Executive would have earned for such year, based upon the actual level of achievement of the performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such year through the Date of Termination by twelve (12).
(D)    Notwithstanding any provision of the Company's Amended Long Term Incentive Plan, any other long term incentive plan, or any award agreement entered into thereunder, (i) all unvested stock options held by the Executive on the Date of Termination shall vest and become exercisable on the Date of Termination, and all stock options held by the Executive on the Date of Termination shall remain outstanding until their regularly-scheduled expiration date, determined as if the Executive's employment had not terminated; and (ii) all unvested restricted stock and restricted stock units held by the Executive on the Date of Termination shall vest on the Date of Termination.
6.2    Subject to Section 6.3 hereof, if (i) the Executive's employment is terminated during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason and (ii) Section 6.1 is inapplicable, then in consideration for a general release of claims agreed to by the parties, the Company shall pay

Exhibit 10.2

the Executive the amounts, and provide the Executive the benefits, described in this Section 6.2 ("Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof.
(A)    In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to one times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive's target annual bonus under any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, the fiscal year in which occurs the first event or circumstance constituting Good Reason.
(B)    For the twelve month period immediately following the Date of Termination (the “COBRA Reimbursement Period”), the Company will reimburse Employee for Employee’s payments of premiums for COBRA continuation coverage as elected by Employee (the “COBRA coverage”), provided that Employee timely elects such COBRA coverage through the Company’s COBRA administrator and such COBRA coverage remains in effect during the COBRA Reimbursement Period.  Invoices for the COBRA coverage premiums will be mailed to Employee on a monthly basis. Within 30 days of receiving verification that Employee has paid the COBRA premiums, the Company will reimburse Employee in the amount of such premiums paid by the Employee during the COBRA Reimbursement Period.
(C)    Notwithstanding any provision of any annual incentive plan to the contrary, the Company shall pay to the Executive an amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion of Executives annual bonus to the Date of Termination of the Amount the Executive would have earned with respect to the year in which the Date of Termination occurs, calculated by multiplying the award that the Executive would have earned for such year, based upon the actual level of achievement of the performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such year through the Date of Termination by twelve (12).

Exhibit 10.2

(D)    Notwithstanding any provision of the Company's Amended and Restated Long Term Incentive Plan, any other long term incentive plan, or any award agreement entered into thereunder, (i) all unvested stock options held by the Executive on the Date of Termination shall vest and become exercisable on the Date of Termination, and all stock options held by the Executive on the Date of Termination shall remain outstanding until their regularly-scheduled expiration date, determined as if the Executive's employment had not terminated; and (ii) all unvested restricted stock and restricted stock units held by the Executive on the Date of Termination shall vest on the Date of Termination.
6.3    (A)    Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the CIC Severance Payments and the Severance Payments, being hereinafter referred to as the "Total Payments") would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the portion of the Total Payments that does not constitute deferred compensation within the meaning of section 409A of the Code shall first be reduced and the portion of the Total Payments that does constitute deferred compensation within the meaning of section 409A of the Code shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
(B)    For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such

Exhibit 10.2

Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
(C)    At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). If the Executive objects to the Company's calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of subsection A of this Section 6.3.
6.4    Subject to the provisions of Section 16 hereof, the payment provided in subsections (A) and (C) of Sections 6.1 and 6.2 hereof shall be made not later than the fifth day following the Date of Termination. Notwithstanding the above, to the extent the Executive is terminated (i) following a Change in Control but prior to a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of section 409A of the Code) or (ii) prior to a Change in Control in a manner described in Sections 6.1 or 6.2, to the extent required to avoid accelerated or additional tax under section 409A of the Code, amounts payable to the Executive hereunder, to the extent not in excess of the amount that the Executive would have received under any other pre-Change in Control severance plan or arrangement with the Company had such plan or arrangement been applicable, shall be paid at the time and in the manner provided by such plan or arrangement and the remainder shall be paid to the Executive in accordance with the provisions of this Section 6.4.
6.5    The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require; provided that in no event will payment be made for requests that are submitted later than December 15th of the year following the year in which the expense is incurred.

Exhibit 10.2

7.     Termination Procedures and Compensation during Dispute.
7.1    Notice of Termination. During the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.
7.2    Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Term, shall mean (i) if the Executive's employment is terminated for Disability after a Change in Control, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
8.     No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, except as specifically provided in Sections 6.1(B) or 6.2(B) hereof, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
9.     Successors; Binding Agreement.

Exhibit 10.2

9.1    In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
9.2    This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.
10.    Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by recognized overnight delivery service or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the most recent address shown in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
To the Company:
Covisint Corporation
One Campus Martius, Suite 700
Detroit, MI 48226

Attention: Chairman of the Board
11.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party, including the Prior Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of

Exhibit 10.2

the State of Michigan. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 hereof) shall survive such expiration.
12.    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
13.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
14.    Settlement of Disputes; Arbitration.
14.1    All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Notwithstanding the above, in the event of any dispute, any decision by the Board hereunder shall be subject to a de novo review by the arbitrator.
14.2    Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city and state of the Executive's principal residence, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction.
15.    Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with section 409A of the Code to the extent subject thereto or be exempt therefrom, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid the application of an accelerated or additional tax under section 409A of the Code, the Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement until such time as the

Exhibit 10.2

Executive is considered to have incurred a "separation from service" from the Company within the meaning of section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of section 409A of the Code, and any payments that are due within the "short term deferral period" as defined in section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required to avoid the application of an accelerated or additional tax under section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Executive's termination of employment shall instead be paid on the first business day after the date that is six months following the Executive's termination of employment (or upon the Executive's death, if earlier). To the extent required to avoid an accelerated or additional tax under section 409A of the Code, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one year may not affect amounts reimbursable or provided in any subsequent year.
16.    Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
(A)    "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(B)    "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.
(C)    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
(D)    "Board" shall mean the Board of Directors of the Company.
(E)    "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially

Exhibit 10.2

injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.
(F)    A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(I)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Compuware Corporation (“Compuware”)(not including in the securities beneficially owned by such Person any securities acquired directly from Compuware or its Affiliates) representing 35% or more of the combined voting power of Compuware’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (V) below; or

(II)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Company representing 50% or more of the combined voting power of Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (V) below; or

(III)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Compuware Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Compuware) whose appointment or election by the Compuware Board or nomination for election by Compuware's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(IV)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Company Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Company) whose appointment or election by the Company Board or nomination for election by Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in

Exhibit 10.2

office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(V)    there is consummated a merger or consolidation of Compuware or any direct or indirect subsidiary of Compuware with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Compuware Board immediately prior thereto constitute at least a majority of the board of directors of Compuware, the entity surviving such merger or consolidation or, if Compuware or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of Compuware (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Compuware (not including in the securities Beneficially Owned by such Person any securities acquired directly from Compuware or its Affiliates) representing 35% or more of the combined voting power of Compuware's then outstanding securities; or

(VI)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(VII)    the stockholders of Compuware approve a plan of complete liquidation or dissolution of Compuware or there is consummated an agreement for the sale or disposition by Compuware of all or substantially all of Compuware's assets, other than a sale or disposition by Compuware of all or substantially all of Compuware's assets immediately following which the individuals who comprise the Compuware Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.; or

Exhibit 10.2

(VIII)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Company Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, (i) a "Change in Control" shall not be deemed to have occurred under clauses (I), (III), (V) or (VII) above by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Compuware immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Compuware immediately following such transaction or series of transactions, and (ii) a "Change in Control" shall not be deemed to have occurred under clauses (II), (IV), (VI) or (VIII) above by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(G)    "CIC Severance Payments" shall have the meaning set forth in Section 6.1 hereof.
(H)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
(I)    "Company" shall mean Covisint Corporation and, except in determining under Section 16(F) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
(J)    "Date of Termination" shall have the meaning set forth in Section 7.2 hereof.
(K)    "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination

Exhibit 10.2

is given, the Executive shall not have returned to the full-time performance of the Executive's duties.
(L)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
(M)    "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.
(N)    "Executive" shall mean the individual named in the first paragraph of this Agreement.
(O)    "Good Reason" for termination by the Executive of the Executive's employment shall mean, either:
(I)    the occurrence (without the Executive's express written consent which specifically references this Agreement) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (1) through (7) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (1), (5), (6), (7) or (8) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(1)
the assignment to the Executive of any duties materially inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

(2)	a reduction by the Company in the Executive's annual base salary or target bonus percentage as in effect on the date hereof or as the same may be increased from time to time;

(3)
the relocation of the Executive's principal place of employment to a location more than 25 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring

Exhibit 10.2

the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

(4)
the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

(5)
the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

(6)
the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, disability or other plans in which the Executive was participating immediately prior to the Change in Control and which are material to the Executive's total compensation (except for across the board changes similarly affecting all executives of the Company and all executives of any Person in control of the Company) or the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit

Exhibit 10.2

enjoyed by the Executive at the time of the Change in Control;

(7)
any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness;

(8)	the failure of the Company to obtain assumption and agreement by a successor of the Company to perform this Agreement as provided in Section 9.1; or
(II)    the occurrence (without the Executive's express written consent which specifically references this Agreement) prior to a Change in Control, other than under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (1), (5), (6) or (7) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(1)
the assignment to the Executive of any duties materially inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the date hereof ;

(2)	a reduction by the Company in the Executive's annual base salary or target bonus percentage as in effect on the date hereof or as the same may be increased from time to time;

(3)
the relocation of the Executive's principal place of employment to a location more than 25 miles from the Executive's principal place of employment immediately prior to the date hereof or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof)

Exhibit 10.2

except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

(4)
the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

(5)
the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the date hereof which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the date hereof;

(6)
the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, disability or other plans in which the Executive was participating immediately prior to the date hereof and which are material to the Executive's total compensation (except for across the board changes similarly affecting all executives of the Company and all executives of any Person in control of the Company) or the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive as of the date hereof;

Exhibit 10.2

(7)
any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided that the Executive provides the Company with a written Notice of Termination within ninety (90) days following the occurrence of the event constituting Good Reason. In no event will the Executive have Good Reason to terminate employment unless such act or failure to act results in a material negative change to the Executive's employment that has not been cured within 30 days after a Notice of Termination is delivered by the Executive to the Company.
(P)    "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.
(Q)    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(R)    "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(I)    the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(II)    Compuware enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(III)    the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

Exhibit 10.2

(IV)    Compuware or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
(V)    any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates);
(IV)    any Person becomes the Beneficial Owner, directly or indirectly, of securities of Compuware representing 20% or more of either the then outstanding shares of common stock of the Compuware or the combined voting power of the Compuware's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Compuware or its affiliates);
(VII)    the Board or Compuware’s Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(S)    "Severance Payments" shall have the meaning set forth in Section 6.2 hereof.
(T)    "Tax Counsel" shall have the meaning set forth in Section 6.3 hereof.
(U)    "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).
(V)    "Total Payments" shall mean those payments so described in Section 6.3 hereof.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COVISINT CORPORATION

Exhibit 10.2

By: /s/ Robert C. Paul
Robert C. Paul
Its: Chairman

By: /s/ Samuel M. Inman, III
Samuel M. Inman, III